UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

ICF CORPORATION
(Exact name of Registrant as specified in its Charter)

DELAWARE	0-16472	95-4628378
(State or other Jurisdiction)	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4030 Pike Lane, Suite C
Concord, California 94520
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 849-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 24, 2007, the Registrant, its wholly-owned operating subsidiary, ICF Communication Solutions, Inc. (the “Operating Subsidiary”), and Peter Graf (“Graf”) entered into a letter agreement (the “Agreement”) with Laurus Master Fund, Ltd. (“Laurus”) whereby (i) Laurus forgave all accrued interest, penalties and defaults on the Registrant’s obligations to Laurus (the “Obligations”) and (ii) sold the Obligations to Graf. Laurus agreed to the cancellation of all existing warrants or conversion rights that it held and the Registrant agreed to issue to Laurus new five-year warrants (the “Laurus Warrant”) to purchase at a price of $0.01 per share up to a number of shares of our common stock (“Common Stock”) equal to 30% of our Common Stock on the effective date of the transaction on a fully-diluted basis taking into account the Laurus Warrant and the debt conversions described in the next paragraph. The Registrant agreed not to make, and Graf agreed not to accept, any payments on the Obligations except for equity issued upon conversion.

The Registrant agreed to use commercially reasonable efforts to cause the Registrant to be sold within 24 months. Upon such a cash sale, the Registrant agreed to pay or cause to be paid from amounts otherwise payable to Graf and other affiliates of the Registrant a preferential payment of up to approximately one-half of the first $2 million of the consideration in such a sale to Laurus as additional consideration for consummating the transactions contemplated by the Agreement. In addition, among other things, the Registrant agreed to use commercially reasonable efforts to cause its shareholders to convert any Registrant debt, including the Obligations (which Graf has agreed to convert), held by them into five-year warrants (or shares of Common Stock in the case of non-affiliates) on terms no more favorable to the shareholders than the Laurus Warrant.

ITEM 3.02  Unregistered Sales of Equity Securities

The securities referred to in Item 1.01 of this Report (including the securities issuable upon exercise of the Laurus Warrant) were issued to persons who represented that they were “accredited investors” as defined in Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Act”), and, accordingly, were issued in transactions exempt from the registration requirements of the Act by reason of Rule 506 of Regulation D.

ITEM 9.01 Exhibits

The following exhibits are filed as part of this Report:

1.1	Letter Agreement dated as of April 13, 2007 by and among Laurus, the Registrant, the Operating Subsidiary and Graf.

1.2	Common Stock Purchase Warrant dated as of April 13, 2007 executed by the Registrant in favor of Laurus.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF CORPORATION

Dated: April 27, 2007	By:	/s/ Janice B. Fuellhart
Chairman